UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 2, 2015
 REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
16000 Swingley Ridge Road, Chesterfield, Missouri 63017
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note:  This amendment is being filed solely to correct a technical error (i.e., an inadvertent failure to properly code Item 2.02 in the Edgar submission page for the original filing).  No text from the original filing or its exhibits has been altered.

Item 2.02	Results of Operations and Financial Condition.
On February 2, 2015, Reinsurance Group of America, Incorporated (the “Company”) issued (1) a press release (the “Press Release”) announcing its earnings for the three-month period ended December 31, 2014, and providing certain additional information, a copy of which is furnished with this report as Exhibit 99.1, and (2) a Quarterly Financial Supplement for the quarter ended December 31, 2014, a copy of which is attached hereto as Exhibit 99.2. The Press Release also notes that a conference call will be held on February 3, 2015 to discuss the financial and operating results for the three-month period ended December 31, 2014. The Press Release and Quarterly Financial Supplement are furnished and are not filed pursuant to Instruction B.2 of Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Reinsurance Group of America, Incorporated dated February 2, 2015

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: February 3, 2015	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 2, 2015

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2014